SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_| Preliminary Proxy Statement
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                       AMERICAN ACCESS TECHNOLOGIES, INC.
________________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

|_| $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(j)(2).
|_| $500 per each party to the controversy pursuant to
    Exchange Act Rule 14a-6(i)(3).
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11. |X| No fee required.

1) Title of each class of securities to which transaction applies:

   _____________________________________________________________________________

2) Aggregate number of securities to which transaction applies:

   _____________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

   _____________________________________________________________________________

4) Proposed maximum aggregate value of transaction:

   _____________________________________________________________________________

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid: _________________________________________________

    2) Form, Schedule or Registration No. ______________________________________

    3) Filing party: ___________________________________________________________

    4) Date filed: _____________________________________________________________

___________
*Set forth the amount on which the filing fee is calculated and state how it was determined.

(032796DTI)

                       AMERICAN ACCESS TECHNOLOGIES, INC.

                                37 Skyline Drive
                                   Suite 1101

                               Lake Mary, FL 32746

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         IN LIEU OF 1999 ANNUAL MEETING

To our Shareholders:

         A Special Meeting of Shareholders in lieu of the 1999 Annual Meeting of American Access Technologies, Inc. (the "Company") will be held at 37 Skyline Drive, Suite 1101, Lake Mary, FL 32746 on Friday, December 10, 1999, at 10:00 A.M., Eastern Standard time, to:

         Elect five directors by the Common and Series A Preferred Shareholders voting as a single class.

         The President has fixed the close of business on October 28, 1999, as the record date for determining shareholders entitled to notice of and to vote at the Meeting. Only shareholders of record at the close of business on that date are entitled to vote at the Meeting.

                                              /s/ John Presley
Date: November 10, 1999                     ___________________________________
                                            John Presley
                                            President

Whether or not you plan to attend the Meeting, please complete the enclosed proxy card, and sign, date and return it promptly so that your shares will be represented. Sending in your proxy will not prevent you from voting in person at the Meeting and will avoid the expense of an additional solicitation.

                                                               November 10, 1999

                                 PROXY STATEMENT

         This Proxy Statement is furnished in connection with the solicitation by John Presley and John Cooney, Members of the Board of Directors (the "Soliciting Directors") of American Access Technologies, Inc. (the "Company") of proxies to be voted at the Special Meeting of Shareholders in lieu of the 1999 Annual Meeting to be held on Friday, December 10, 1999, and at any adjournment thereof.

         The Soliciting Directors request that all shareholders complete the enclosed proxy card, and sign, date and return it as promptly as possible since the holders of record of a majority of the outstanding shares entitled to vote must be present in person or represented by proxy at the Meeting in order to hold the Meeting.

         Any shareholder returning a proxy may revoke it by casting a ballot at the Meeting. Any proxy not revoked will be voted as specified by the shareholder. If no choice is indicated, a proxy will be voted in accordance with the Soliciting Directors' recommendations.

         At October 28, 1999, the record date, there were 4,063,700 shares of Common Stock outstanding and entitled to one vote each at the Meeting and 10,550 shares of Series A Preferred Stock outstanding and entitled to approximately 221,352 votes at the Meeting, voting together as a single class. The exact number of votes of the Series A Preferred Stock will be calculated immediately prior to the Meeting in accordance with the formula set forth in the Articles of Incorporation.

         This Proxy Statement is first being mailed on or about November 10, 1999.

                           ELECTION OF FIVE DIRECTORS

         Pursuant to the Company's Articles of Incorporation, the Board of Directors shall consist of seven members, five of whom shall be elected by the holders of the Common Stock and Series A Preferred Stock voting together as a single class.

         Each shareholder has the right to cast the votes represented by his or her shares for five persons nominated as directors. The five nominees receiving the most votes cast will be elected. Abstentions and proxies withholding authority to vote for any or all of the nominees will not count in the vote since the five nominees receiving the most votes actually cast will be elected.

         The persons named in the enclosed proxy card will vote to elect the five (5) nominees named below unless contrary instructions are given in the proxy card. Each director is to hold office until the next Annual Meeting and until his successor is elected and qualified.

         The names and certain information concerning the persons nominated by the Soliciting Directors for election as directors by the Common and Series A Preferred Shareholders at the Meeting are set forth below. The Soliciting Directors recommend that you vote FOR the election of each of the nominees named below. It is intended that shares represented by the proxies will be voted FOR the election to the Board of Directors of the persons named below unless authority to vote for nominees has been withheld in the proxy card. Although each of the persons named below has consented to serve as a director if elected and the Soliciting Directors have no reason to believe that any of the nominees named below will be unable to serve as a director, if any nominee withdraws or otherwise becomes unavailable to serve, the persons named as proxies will vote for any substitute nominee designated by the Soliciting Directors. The following information regarding the nominees of the Soliciting Directors is relevant to your consideration of the slate proposed by the Soliciting Directors:

     BOBBY E. STORY, age 57, has been a former practicing CPA and real estate developer during the past 30 years. He worked for Arthur Young & Company CPA (now Ernst & Young, LLP), Treasurer for Condev Corporation an international developer located in Winter Park, Florida, and directed the real estate operations in Florida for Drexel Burnham Lambert & Company. He functions as the Chief Financial Officer for the corporation. Employment history for the past five (5) years is:

     October 1996 to May 12, 1999: Director and Sec/Treasury, CFO - American Access Technologies, Inc.
     August 1996 to October 1996: Financial Advisor - Self employed
     March 1996 to August 1996: George S. May Co. Project Manager
     April 1987 to March 1996: NACEX, Inc. Controller, Vice President Finance

     JOHN W. COONEY, age 64, Director since Feb. 15, 1997, is a certified public accountant. He was Senior Tax Partner at Coopers & Lybrand, LLP, until he retired in 1986. He has practiced as a tax and financial consultant since then. Employment history for the past five (5) years is:
     January 1987 to Present: Operates J. W. Cooney, CPA as a sole proprietorship.

     JOHN PRESLEY, age 60, Director of the Company since November 1998, President of the Company since April 12, 1999, and President of Omega Metals, Inc. since March 9, 1981. Mr. Presley is a graduate registered professional Engineer. He graduated from the University of Florida in January of 1961 with a BSME and attended a number of Colleges for graduate work. He worked in many industries as an engineer and Manager before founding Omega metals in 1981.

     ERIC WIISANEN, age 56, Vice-President-Marketing of Omega.
     Mr. Wiisanen graduated from Cornell University in 1965. He worked in Banking as a Vice President of Barnett, until 1970 and was a representative for shipping interests until helping found Omega Metals in 1981. He was co-founder and president of the board of directors for a private kindergarten. He has been in charge of sales for Omega since 1981.
    Mr. Wiisanen is the brother-in-law of Mr. Presley.

    OSCAR DE LA GUARDIA, age 41, is Executive Vice President and General Counsel of RT21 Radiation Systems Corporation, a development stage company involved in the international development of cancer treatment centers. He was Senior Vice President and General Counsel to Quality Oncology, Inc. from April, 1997 to April, 1998, and for American Disease Management, Inc. until April, 1999. He was also an executive with Physician Corporation of America, and an attorney in private practice specializing in corporate mergers and acquisitions, and business law issues affecting the health care industry.

Directors Elected at the Request of the Series A Preferred Stock

    The following directors have been elected at the request of the holders of the Company's Series A Preferred Stock, which has the sole right to elect two directors to the Board of Directors. The holders of the Company's Common Stock will not vote for such directors and they are not covered by the proxy being solicited herein. These directors will continue as directors of the Company unless the Series A Preferred shareholders elect other directors at the Meeting. The following information has been provided by these directors:

DAVID SNYDER

    Mr. Snyder is Senior Vice President and Chief Financial Officer of Strategic Hotel Capital Incorporated. He was Executive Vice President and Chief Operating Officer of Equity Capital Holdings, a newly found real estate venture. He has spent considerable time within a variety of manufacturing businesses, including ELDEC, Mark Controls, Inc., and Eagle Industries, Inc.

ELLIOT STEINBERG

    Mr. Steinberg is a managing partner of Wheaton Springs Management, a private company engaged in real estate development, and a managing partner of W.S. Ventures, a financial advisory consulting service and investment in emerging growth companies. He was a general partner of GMG Securities, and served as Corporate Vice President and General Counsel to Itel Corporation. Until 1985, he was a founder and Senior Partner of Flynn & Steinberg.

Board Committees

     The Board of Directors of the Company has a standing Audit Committee. The Board of Directors does not have a standing Nominating Committee or Compensation Committee. The Audit Committee has the responsibility of recommending to the Board of Directors the appointment of the Company's outside auditors, examining the results of audits and reviewing internal accounting controls. The Audit Committee held no meetings during fiscal 1998. Messrs. Cooney, Presley, Snyder and Steinberg, are the current members of the Audit Committee.

Attendance at Meetings

    During the fiscal year ended December 31, 1998, the Board of Directors held a total of six (6) meetings. No member of the Board of Directors attended fewer than 75% of the meetings of the Board.

Executive Compensation

                           SUMMARY COMPENSATION TABLE

The following table sets forth the total compensation paid or accrued to the Company's chief executive officer for the last three completed fiscal years and each of the other executive officers of the Company who received compensation of $100,000 or more during any such year.

Total Annual Cash Compensation
--------------------------- -------------------- -------------- ------------------- ----------------------------------
Name and Position           Year Ended           Salary         Bonus               Other Annual Compensation
                            December 31,

--------------------------- -------------------- -------------- ------------------- ----------------------------------
Victor Murray, President    1998                 $60,000        $30,000             -0-
--------------------------- -------------------- -------------- ------------------- ----------------------------------
                            1997                 $60,000        -0-                 -0-
--------------------------- -------------------- -------------- ------------------- ----------------------------------
                            1996                 $25,501        -0-                 -0-
--------------------------- -------------------- -------------- ------------------- ----------------------------------

Option Exercises

During 1998, Mr. Victor Murray exercised warrants to purchase 70,000 shares of common stock at $8.00 per share. He realized a value of $857,500 based upon the difference between the option exercise price and $20.55, the year-end stock price. He held no unexercised options as of the end of fiscal year 1998.

Employment Agreement

         In connection with the acquisition of Omega Metals, Inc. by the Company in November, 1998, Omega Metals, Inc. entered into employment agreements with John Presley, President and Director of the Company and Omega Metals, Inc., and Erik Wiisanen, Vice President, Secretary and Treasurer of Omega Metals, Inc. and director nominee of the Company.

         Each agreement provides for a salary of $125,000 per year plus a profit participation of 10% of Omega's net profits in excess of $1,200,000 per year. The term of the agreements is for two years ending November 14, 2000. Each agreement may be terminated by action of the Board of Directors of Omega Metals, Inc. for cause on thirty days prior notice.

Director Compensation

     Non-employee directors receive no compensation for attending Board or Committee meetings. The Company pays the expenses directors incurred in attending Board and Committee meetings. In fiscal 1999, each outside director was issued an option to acquire 20,000 shares of common stock at $25.00 per share until July 1, 2004.

Certain Relationships and Related Transactions

On September 3, 1998, the Company loaned $500,000 to Universal Beverages Holdings Corporation, a bottled water company. John Cooney, a director of the Company, is also a director and shareholder of Universal Beverages. The loan provides for interest at 15% per annum. The original due date of the loan was October 3, 1998, but the due date was extended by the Company on a month-to-month basis. The loan is currently in default.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of October 28, 1999, the beneficial ownership of the Company's Common Stock and Series A Preferred Stock by (i) the only persons who own of record or are known to own, beneficially, more than 5% of the Company's Common Stock and Series A Preferred Stock; (ii) each director, director nominee and the executive officer of the Company named in the Summary Compensation Table; and (iii) all directors and officers as a group. This information has been compiled from information provided by certain officers and directors, the Company's stockholder records and beneficial holder reports filed with the Securities and Exchange Commission.

------------------------------------ ------------------------------------------- -------------------------------------------
                                                    Common Stock                          Series A Preferred Stock
------------------------------------ ------------------------------------------- -------------------------------------------
Name and Address                     Number of Shares       Percent of Class     Number of Shares        Percent of Class
------------------------------------ ---------------------- -------------------- ----------------------- -------------------
Victor E. Murray                            381,450                9.39%                  -0-                   -0-
105 Foxridge Run
Longwood, FL
------------------------------------ ---------------------- -------------------- ----------------------- -------------------
Richard A Murray                          544,950(1)              11.91%                  -0-                   -0-
356 Cypress Landing Dr.
Longwood, FL 32779
------------------------------------ ---------------------- -------------------- ----------------------- -------------------
Bobby E. Story                            522,850(1)              11.42%                  -0-                   -0-
164 Golf Club Dr.
Longwood, FL 32779
------------------------------------ ---------------------- -------------------- ----------------------- -------------------
John Presley                              263,235(1)               5.75%                  -0-                   -0-
6689 Shands Road
Keystone Heights, FL 32656
------------------------------------ ---------------------- -------------------- ----------------------- -------------------


                                       6


------------------------------------ ---------------------- -------------------- ----------------------- -------------------
John W. Cooney                             53,500(1)                 *                    -0-                   -0-
2901 Collins Ave.
Seville Beach Hotel
Lower Lobby
Miami Beach, FL 33140
------------------------------------ ---------------------- -------------------- ----------------------- -------------------
Erik Wiisanen                               113,235                2.47%                  -0-                   -0-
6689 Shands Road
Keystone Heights, FL 32656
------------------------------------ ---------------------- -------------------- ----------------------- -------------------
Oscar de la Guardia                           -0-                    *                    -0-                   -0-
RT21 Radiation Systems Corp.
1221 Brickell Ave., Ste. 917
Miami, FL 33131
------------------------------------ ---------------------- -------------------- ----------------------- -------------------
Elliot Steinberg                           20,000(1)                 *                    -0-                   -0-
100 West Colorado Ave.
Suite 240
Telluride, CO 81435
------------------------------------ ---------------------- -------------------- ----------------------- -------------------
David Snyder                               20,000(1)                 *                    -0-                   -0-
Strategic Hotel Capital,Inc.
77 West Wacker Dr.
Chicago, IL 60601
------------------------------------ ---------------------- -------------------- ----------------------- -------------------
EP Opportunity Fund                        20,000(1)                 *                   10,000                94.80%
77 West Wacker Dr.
Chicago, IL 60601
------------------------------------ ---------------------- -------------------- ----------------------- -------------------
All directors and officers as a             407,735                8.9%                   -0-                   -0-
group (5 persons)
------------------------------------ ---------------------- -------------------- ----------------------- -------------------


*less than 2%

(1) Includes warrants to purchase common stock as follows:

Richard Murray                                       133,375
Bobby E. Story                                       100,000
John Presley                                         150,000
John W. Cooney                                        20,000
Elliot Steinberg                                      20,000
David Snyder                                          20,000
EP Opportunity Fund                                   20,000
Other Officers                                        50,000

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

Based solely on its review of Forms 3, 4 and 5 received by the Company, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that, during the fiscal year ended December 31, 1998, all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to officers, directors and 10% shareholders were satisfied.

                              SHAREHOLDER PROPOSALS

         Shareholder proposals for the 2000 Annual Meeting of Shareholders of the Company must be received by March 31, 2000 at the Company's offices, 37 Skyline Drive, Suite 1101, Lake Mary, FL 32746, addressed to the Secretary, for inclusion in the Company's proxy statement and proxy.

                                 RETURN OF PROXY

         Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy exactly as your name appears on your stock certificate and return it in the enclosed postage prepaid return envelope. Please act promptly to ensure that you will be represented at the Meeting.

A COPY (WITHOUT EXHIBITS) OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB, INCLUDING FINANCIAL STATEMENTS, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998 IS BEING MAILED TO SHAREHOLDERS TOGETHER WITH THIS PROXY STATEMENT. COPIES OF THE EXHIBITS TO THE ANNUAL REPORT ON FORM 10-K WILL BE PROVIDED WITHOUT CHARGE, AT THE WRITTEN REQUEST OF ANY BENEFICIAL OWNER OF SHARES. REQUESTS SHOULD BE MAILED TO THE SECRETARY.

                           COST OF PROXY SOLICITATION

The cost of preparation, printing and sending of the proxies and proxy materials soliciting proxies for the Meeting will be borne by the Company. Directors, officers and employees of the Company may solicit proxies for the Meeting in person, by telephone, facsimile or e-mail. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of the Company's shares.

AMERICAN ACCESS TECHNOLOGIES, INC.
37 Skyline Drive, Suite 1101

Lake Mary, FL 32746

                                      PROXY

THIS PROXY IS SOLICITED ON BEHALF OF JOHN PRESLEY AND JOHN W. COONEY, MEMBERS OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints John Presley and John W. Cooney as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all of the shares of Common Stock of American Access Technologies, Inc. held on record by the undersigned on October 28, 1999 at the Special Meeting of Shareholders to be held on December 10, 1999, or any adjournment thereof.

                  ELECTION OF DIRECTORS

                  For all nominees listed below:  /____/

                  Withhold authority to vote all nominees listed below:  /____/

                  INSTRUCTION:
To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.

                           John Presley
                           John W. Cooney
                           Bobby E. Story
                           Eric Wiisanen
                           Oscar de la Guardia

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the nominees listed above.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Dated: __________________, 1999                ---------------------------------
                                                 (signature)

                                               ---------------------------------
                                               (signature, if held jointly

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.